Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Greg Swyt
Headgate Partners LLC	Vice President, Finance
530.265.9899	408.545.6146
claire@headgatepartners.com	gswyt@nanometrics.com

Nanometrics Reports Fourth Quarter and Full Year 2017 Financial Results

Record Revenues for Both the Fourth Quarter and the Full Year

MILPITAS, Calif., February 6, 2018 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its fourth quarter and full year ended December 30, 2017.

Fourth Quarter 2017 Highlights:

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Record Financial Results. All-time record sales into the 3D-NAND market led to record quarterly revenues for the company, along with new five-year highs in quarterly gross margin, operating margin, and earnings per share. The strong fourth quarter capped off a record year for Nanometrics in 2017: the fourth straight year of double-digit revenue growth and increasing gross and operating margins.

-

Expanded Position in Integrated Metrology for 3D-NAND Applications. The company recently announced that its IMPULSE®+ integrated metrology platform has been adopted into key interconnect process control applications by multiple 3D-NAND customers. Having already been broadly deployed for 3D-NAND memory cell control, these recent wins expand Nanometrics’ position into advanced interconnect control. With this expansion, the IMPULSE+ with NanoDiffract® software is supporting high-volume manufacturing across all key steps in 3D-NAND production at multiple customers and factories.

-

Gross Margin Improvements Ahead of Schedule.  Nanometrics reported fourth-quarter gross margins of over 56%, exceeding the high end of guidance. While there were a couple of key factors driving this outperformance that were unique to the fourth quarter, normalized margins of approximately 55% for the period indicate the company is ahead of schedule in achieving its gross margin targets at these revenue volumes.

-

More than Half of Stock Repurchase Program Completed by Year-End.  Nanometrics announced a $50 million stock repurchase program on November 15th, and completed $27 million in repurchases before year-end, repurchasing more than 1 million shares, at an average price of $25.33 per share.

GAAP Results
	Q4 2017	Q3 2017	Q4 2016	FY 2017	FY 2016
Revenues (Millions)	$78.2	$56.7	$59.2	$ 258.6	$ 221.1
Gross Margin	56.2%	54.1%	52.1%	52.9%	51.6%
Operating Margin	24.5%	13.2%	15.2%	16.6%	13.2%
Net Income (Millions)	$10.8	$5.8	$26.7	$ 30.2	$ 44.0
Earnings per Diluted Share	$0.42	$0.22	$1.04	$ 1.17	$ 1.75

Non-GAAP Results
	Q4 2017	Q3 2017	Q4 2016	FY 2017	FY 2016
Gross Margin	56.4%	54.4%	52.3%	53.1%	52.3%
Operating Margin	25.3%	13.9%	15.4%	17.3%	13.8%
Net Income (Millions)	$13.6	$5.7	$8.4	$ 31.8	$ 27.1
Earnings per Diluted Share	$0.53	$0.22	$0.33	$ 1.23	$ 1.08

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangibles, severance costs, executive search costs and certain discrete tax items.

“I am pleased to announce strong financial results for the fourth quarter of 2017,” commented Dr. Pierre-Yves Lesaicherre, president and chief executive officer of Nanometrics. “As expected, the revenues delayed from the third quarter were all recognized in the fourth quarter. We experienced some modest upside in high-margin upgrade sales, and also recognized revenue on an evaluation system that had been fully depreciated, which led to gross margins exceeding our guidance, and above normalized levels at these revenue volumes. For the full year, 2017 set new records for the company, and was the fourth straight year of double-digit revenue growth and, importantly, was the fourth straight year of increasing gross and operating margins.

“As we look to a continued positive business environment for 2018, which is expected to witness strong spending from the memory market, our first quarter is expected to be at a similar revenue level to the fourth quarter (after adjusting for the revenue delay), with

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

positive momentum currently indicated for the second quarter. With our current visibility, we expect the first half of 2018 will be significantly stronger than the second half of 2017, as well as the year-ago period. Based on current activity with our leading customers, we also believe 2018 will be a fifth straight year of double-digit revenue growth and expanding gross and operating margins.” Dr. Lesaicherre concluded, “I am very excited to have joined the company in this period of growth and new product development, and look forward to investing in new technologies, delivering on our R&D investments, and introducing new products to drive continued growth and outperformance in the years to come.”

Fourth Quarter 2017 Summary

Revenues for the fourth quarter of 2017 were $78.2 million, up 38% from $56.7 million in the third quarter of 2017, and up 32% from $59.2 million in the fourth quarter of 2016. On a GAAP basis, gross margin was 56.2%, compared to 54.1% in the prior quarter and 52.1% in the year-ago period. Operating income was $19.2 million, compared to $7.5 million in the prior quarter and $9.0 million in the year-ago period. Net income was $10.8 million or $0.42 per diluted share, compared to $5.8 million or $0.22 per diluted share in the prior quarter and $26.7 million or $1.04 per diluted share in the fourth quarter of 2016. Fourth quarter of 2016 included a favorable impact of the change of valuation allowance on certain deferred tax assets.

On a non-GAAP basis, which excludes amortization of acquired intangible assets and severance costs, gross margin was 56.4%, compared to 54.4% in the prior quarter and 52.3% in the year-ago period. Non-GAAP operating income was $19.8 million, compared to $7.9 million in the prior quarter and $9.1 million in the fourth quarter of 2016. Non-GAAP net income, which also adjusts for certain discrete tax items, was $13.6 million or $0.53 per diluted share, compared to $5.7 million or $0.22 per diluted share in the prior quarter and $8.4 million or $0.33 per diluted share in the fourth quarter of 2016.

Full Year 2017 Summary

Revenues were $258.6 million, up 17% from $221.1 million in 2016.  On a GAAP basis, gross margin was 52.9%, compared to 51.6% in 2016, and operating income was $42.8 million, compared to $29.1 million in 2016.  Net income was $30.2 million or $1.17 per diluted share, compared to $44.0 million or $1.75 per diluted share in 2016.

On a non-GAAP basis, which excludes amortization of acquired intangible assets and severance costs, gross margin was 53.1% compared to 52.3% in 2016.  Non-GAAP operating income, which also excludes executive search costs and severance costs in 2017, was $44.6 million, compared to $30.6 million in 2016. Non-GAAP net income, which also adjusts for certain discrete tax items was $31.8 million or $1.23 per diluted share, compared to $27.1 million or $1.08 per diluted share in 2016 which excludes the impact of the change of valuation allowance on deferred tax assets of $18.4 million.

Business Outlook

Management expects first-quarter 2018 revenues in the range of $69 to $75 million. Gross margin is expected to be approximately 55%, plus or minus 1%, on both a GAAP and non-GAAP basis. Management expects first-quarter operating expenses to range between $24.5 million and $25.5 million on both a GAAP and non-GAAP basis, and earnings in the range of $0.38 to $0.50 per diluted share on both a GAAP and non-GAAP basis. The company’s EPS guidance assumes an improved tax rate of approximately 25%, compared to prior expectations of 30%, and weighted average shares outstanding of approximately 25 million.

Conference Call Details

A conference call to discuss fourth quarter 2017 results will be held today at 4:30 p.m. EST (1:30 p.m. PST). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 5497447. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

The non-GAAP gross profit, gross margin, operating income, operating income margin, net income, net income per share, which exclude certain expenses, charges and special items, and free cash flow, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude amortization of acquired intangibles assets, severance costs, executive search costs and certain discrete tax items, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, including sensors, optoelectronic devices, high-brightness LEDs, discretes and data storage components. Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, topography and various thin film properties, including three-dimensional features and film thickness, as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced three-dimensional

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

wafer-level packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced device markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

Certain statements in this press release, including those found in Dr. Lesaicherre’s quote regarding expected future financial performance, and under the caption “Business Outlook,” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those described in this release. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including, but not limited to: decreased levels of industry spending; slowing adoption rate of Nanometrics’ new products; Nanometrics’ inability to gain additional market share, increase sales, ship products as scheduled, achieve customer acceptance of new products, or outperform the industry; decreased demand for Nanometrics’ products; shifts in the timing of customer orders and product shipments; technology adoption rates; changes in customer and product mix; changes in market share; changes in operating expenses; and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 3, 2017 including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$34,899	$47,062
Marketable securities	82,130	82,899
Accounts receivable, net	62,457	39,457
Inventories	52,860	38,837
Inventories-delivered systems	1,534	2,457
Prepaid expenses and other	6,234	5,667
Total current assets	240,114	216,379

Property, plant and equipment, net	44,810	44,226
Goodwill	10,232	8,940
Intangible assets, net	2,206	412
Deferred income tax assets	11,924	17,399
Other assets	413	474
Total assets	$309,699	$287,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,857	$11,342
Accrued payroll and related expenses	12,901	12,656
Deferred revenue	7,408	9,168
Other current liabilities	7,249	8,047
Income taxes payable	2,680	813
Total current liabilities	44,095	42,026

Deferred revenue	1,661	816
Income taxes payable	860	841
Deferred tax liabilities	179	20
Other long-term liabilities	521	353
Total liabilities	47,316	44,056

Stockholders’ equity:
Common stock	26	25
Additional paid-in capital	255,368	271,969
Retained earnings (deficit)	9,113	(22,174)
Accumulated other comprehensive income (loss)	(2,124)	(6,046)
Total stockholders’ equity	262,383	243,774
Total liabilities and stockholders’ equity	$309,699	$287,830

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

Net revenues:
Products	$67,555	$48,776	$214,877	$185,066
Service	10,650	10,383	43,744	36,063
Total net revenues	78,205	59,159	258,621	221,129

Costs of net revenues:
Cost of products	28,746	22,766	100,910	85,391
Cost of service	5,436	5,446	20,804	20,160
Amortization of intangible assets	50	143	206	1,454
Total costs of net revenues	34,232	28,355	121,920	107,005
Gross profit	43,973	30,804	136,701	114,124

Operating expenses:
Research and development	10,058	7,996	36,716	31,443
Selling	8,109	7,614	30,839	30,181
General and administrative	6,644	6,231	26,340	23,381
Amortization of intangible assets	-	-	-	24
Total operating expenses	24,811	21,841	93,895	85,029
Income from operations	19,162	8,963	42,806	29,095

Other income (expense):
Interest income	3	2	8	35
Interest expense	(9)	(9)	(92)	(285)
Other income, net	246	230	576	290
Total other income, net	240	223	492	40

Income before income taxes	19,402	9,186	43,298	29,135
Provision for (benefit from) income taxes	8,604	(17,468)	13,096	(14,900)
Net income	$10,798	$26,654	$30,202	$44,035

Net income per share:
Basic	$0.43	$1.07	$1.19	$1.79
Diluted	$0.42	$1.04	$1.17	$1.75

Shares used in per share calculation:
Basic	25,378	24,949	25,334	24,655
Diluted	25,819	25,514	25,919	25,153

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 30, 2017	December 31, 2016
Cash flows from operating activities:
Net income	$30,202	$44,035
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	6,920	8,295
Stock-based compensation	8,819	7,666
Excess tax benefit from equity awards	-	1,036
Loss on disposal of fixed assets	631	478
Inventory write down	2,020	2,110
Deferred income taxes	6,858	(16,783)
Changes in fair value of contingent consideration	-	(1,175)
Changes in assets and liabilities:
Accounts receivable	(19,523)	(2,707)
Inventories	(18,037)	4,526
Inventories-delivered systems	923	399
Prepaid expenses and other	(230)	905
Accounts payable, accrued and other liabilities	1,049	2,462
Deferred revenue	(915)	(3,634)
Income taxes payable	1,886	(1,928)
Net cash provided by operating activities	20,603	45,685

Cash flows from investing activities:
Payment for acquisition of certain assets	(2,000)	-
Sales of marketable securities	53,030	5,955
Maturities of marketable securities	77,250	38,775
Purchases of marketable securities	(129,766)	(82,864)
Purchase of property, plant and equipment	(5,204)	(3,999)
Net cash used in investing activities	(6,690)	(42,133)

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	-	(315)
Proceeds from sale of shares under employee stock option and purchase plans	5,576	8,447
Excess tax benefit from equity awards	-	(1,036)
Taxes paid on net issuance of stock awards	(4,135)	(1,822)
Repurchases of common stock under share repurchase plans	(26,999)	-
Net cash provided by (used in) financing activities	(25,558)	5,274
Effect of exchange rate changes on cash and cash equivalents	(518)	82
Net increase (decrease) in cash and cash equivalents	(12,163)	8,908
Cash and cash equivalents, beginning of period	47,062	38,154
Cash and cash equivalents, end of period	$34,899	$47,062

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 30, 2017		September 30, 2017		December 31, 2016		December 30, 2017		December 31, 2016
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$43,973	56.2%	$30,660	54.1%	$30,804	52.1%	$136,701	52.9%	$114,124	51.6%
Non-GAAP adjustments:
Severance included in cost of revenues	77	0.1%	138	0.2%	-	-	404	0.1%
Amortization of intangible assets	50	0.1%	52	0.1%	143	0.2%	206	0.1%	1,454	0.7%
Non-GAAP gross profit and gross margin, respectively	$44,100	56.4%	$30,850	54.4%	$30,947	52.3%	$137,311	53.1%	$115,578	52.3%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income and operating margin, respectively	$19,162	24.5%	$7,484	13.2%	$8,963	15.2%	$42,806	16.6%	$29,095	13.2%
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	50	0.1%	52	0.1%	143	0.2%	206	0.1%	1,454	0.7%
Amortization of intangible assets included in operating expenses	-	-	-	0.0%	-	-	-	-	24	0.0%
Severance included in cost of revenues	77	0.1%	138	0.3%	-	-	404	0.2%	-	-
Severance included in operating expenses	509	0.6%	68	0.1%	-	-	845	0.3%	-	-
Executive search costs	-	0.0%	125	0.2%	-	-	355	0.1%	-	-
Total non-GAAP adjustments to operating income	636	0.8%	383	0.7%	143	0.2%	1,810	0.7%	1,478	0.7%
Non-GAAP operating income and operating margin, respectively	$19,798	25.3%	$7,867	13.9%	$9,106	15.4%	$44,616	17.3%	$30,573	13.8%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$10,798		$5,764		$26,654		$30,202		$44,035
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	636		383		143		1,810		1,478
Discrete tax items and tax effect of non-GAAP adjustments	(432)		(491)		-		(2,772)		(18,443)
Valuation allowance on deferred tax assets and other adjustments	-		-		(18,443)		-		-
Tax Reform	2,569		-		-		2,569		-
Non-GAAP net income	$13,571		$5,656		$8,354		$31,809		$27,070

GAAP net income per diluted share	$0.42		$0.22		$1.04		$1.17		$1.75

Non-GAAP net income per diluted share	$0.53		$0.22		$0.33		$1.23		$1.08

Shares used in diluted net income per share calculation	25,819		25,932		25,514		25,919		25,153

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS – (Continued)

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net cash provided by operating activities to free cash flow
GAAP net cash provided by operating activities	$5,219	$5,126	$11,584	$20,603	$45,685
Purchase of property and equipment	(2,862)	(806)	(650)	(5,204)	(3,999)
Free cash flow	$2,357	$4,320	$10,934	$15,399	$41,686

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